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                                                                    EXHIBIT 10.3

                   TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     This Technology Transfer and License Agreement (the "Agreement") dated July 10, 2000 (the "Effective Date") is between Amersham Pharmacia Biotech A.B. ("APB"), a Swedish corporation, and ArQule, Inc. ("ArQule"), a Delaware corporation.

                                    RECITALS

     WHEREAS, APB and ArQule previously entered into a Research and Development Agreement dated March 10, 1995, as amended, which expired and was replaced by a Research Collaboration and License Agreement dated August 13, 1998 and a Commercialization Agreement dated August 13, 1998 (collectively, all three agreements are referred to in this Agreement as the "Prior Agreements"); and

     WHEREAS, under both the Research Collaboration and License Agreement dated August 13, 1998 (the "Research Collaboration and License Agreement") and the Commercialization Agreement dated August 13, 1998 (the "Commercialization Agreement"), the parties attempted to develop certain technologies and to offer certain commercial services in the area of Integrated Separations Solutions (as defined in such agreements) on an exclusive basis; and

     WHEREAS, the parties have determined that technology development effort and the commercialization effort are not achieving the original expectations of the parties; and

     WHEREAS, ArQule has decided to focus its research and commercial endeavors in pharmaceuticals and agrochemicals, to the exclusion of bioseparations opportunities; and

     WHEREAS, the parties have agreed that ArQule will transfer certain technology to APB and to grant APB certain non-exclusive licenses that will enable APB to develop and offer Integrated Separations Solutions without the involvement of ArQule;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and promises set forth herein, APB and ArQule hereby agree as follows:

1. DEFINITIONS.

     1.1. "AFFILIATE" means any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by a party. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

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     1.2. "APB CORE TECHNOLOGY" means Technology developed under one of the
Prior Agreements that principally consists of (i) linkers, (ii) media coatings,
(iii) chromatographic media, or (iv) chemical modification methods.

     1.3. "ARQULE COMPOUND" means a small organic chemical molecule transferred by ArQule to APB pursuant to the Technology Transfer Plan.

     1.4. "ARQULE CORE TECHNOLOGY" means Technology developed under one of the Prior Agreements that principally consists of (i) chemical synthesis of ligands,
(ii) chemical compositions of ligands, including without limitation ArQule Compounds, (iii) combinatorial libraries of chemical compounds, and (iv) chemi-informatics.

     1.5. "BIOMOLECULES" means polypeptides, proteins, oligonucleotides, polynucleotides, oligosaccharides, polysaccharides or any combination of such molecules, whether produced by natural means or by organic synthesis on solid support or in solution.

     1.6. "CHROMATOGRAPHIC BIOSEPARATIONS" means a method to purify or isolate a particular Biomolecule from a mixture of Biomolecules by means of a differential or selective non-covalent interaction of the particular Biomolecule in a mobile phase with a stationary phase consisting of a small organic molecule ligand that is covalently attached to a particulate solid support (i.e., a chromatographic resin).

     1.7. "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 6.1.1.

     1.8. "LICENSED PRODUCT" means any product (i) which incorporates an ArQule Compound; or (ii) which, absent the licenses granted to APB hereunder, the manufacture, use or sale of such product would infringe one or more Valid Claims of the ArQule Patent Rights or the Joint Patent Rights; or (iii) which is developed, manufactured or used through use of the ArQule Technology or the Joint Technology.

     1.9. "LICENSED SERVICE" means any service (i) which involves the use of a Licensed Product; (ii) which, absent the licenses granted to APB hereunder, could not be provided without infringing one or more Valid Claims of the ArQule Patent Rights or the Joint Patent Rights; or (iii) which could not be provided without use of the ArQule Technology or the Joint Technology.

     1.10. "MEDIA PRODUCT" means a Licensed Product that is chromatography media (e.g., a ligand covalently linked to media such as Sepharose).

     1.11. "NET SALES" means [*].

     [*]

     1.12. "PATENT RIGHTS" means any claims covering APB Technology, ArQule Technology, or Joint Technology in United States or foreign patent applications, together with any and all patents that have issued or in the future issue therefrom, and all related divisionals,

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continuations, continuations-in-part (to the extent directed to the same subject matter), reissues, renewals, extensions or additions and foreign counterparts thereof. "ARQULE PATENT RIGHTS" means Patent Rights that are either (i) assigned solely to ArQule, (ii) assigned jointly to ArQule and a party other than APB, or
(iii) licensed to or otherwise controlled by ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "APB PATENT RIGHTs" means
Patent Rights that are either (i) assigned solely to APB, (ii) assigned jointly to APB and a party other than ArQule, or (iii) licensed to or otherwise controlled by APB, in each case to the extent that APB has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "JOINT PATENT RIGHTS" means Patent Rights assigned to both ArQule and APB as joint owners. Joint Patent Rights will include (i) Patent Rights claiming Joint Technology and (ii) Patent Rights claiming both ArQule Technology and APB Technology in a single filing. "COLLABORATION PATENT RIGHTS" means claims in Patent Rights that cover Collaboration Technology.

     1.13. "PROPRIETARY MATERIALS" has the meaning set forth in Section 6.2.1.

     1.14. "ROYALTY PERIOD" means [*].

     1.15. "STEERING COMMITTEE" means the Steering Committee described in
Section 4.2.

     1.16. "TECHNOLOGY" means any proprietary development, idea, design, concept, technique, process, invention, Proprietary Material, discovery, or improvement, whether or not patentable or copyrightable, that was developed, discovered, conceived, or reduced to practice prior to the Effective Date. "ARQULE TECHNOLOGY" means Technology that is either (i) assigned solely to ArQule (including ArQule Core Technology), (ii) assigned jointly to ArQule and a party other than APB, or (iii) licensed to or otherwise controlled by ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "APB TECHNOLOGY" means Technology that is either (i) assigned solely to APB (including APB Core Technology), (ii) assigned jointly to APB and a party other than ArQule, or (iii) licensed to or otherwise controlled by APB, in each case to the extent that APB has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "JOINT TECHNOLOGY" means Technology that was developed or discovered jointly by one or more employees or consultants of APB and one or more employees or consultants of ArQule, excluding APB Core Technology and ArQule Core Technology. "COLLABORATION TECHNOLOGY" means APB Technology, ArQule Technology, and Joint Technology that was developed, discovered, conceived, or reduced to practice under any of the Prior Agreements.

     1.17. "TECHNOLOGY TRANSFER PLAN" means the plan set forth on EXHIBIT A for transfer of certain ArQule Technology and Joint Technology to APB under this Agreement.

     1.18. "VALID CLAIM" means either (i) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable


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or unappealed decision or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

2. EFFECT ON PRIOR AGREEMENTS.

     The parties hereby agree to terminate the Research Collaboration and License Agreement and the Commercialization Agreement, effective as of the Effective Date of this Agreement. The surviving provisions of the Research Collaboration and License Agreement shall be as set forth in Section 10.7. of that agreement. The surviving provisions under the Commercialization Agreement shall be as set forth in Section 8.5. of that agreement.

3. LICENSES.

     3.1. RIGHTS TO ARQULE TECHNOLOGY AND ARQULE PATENT RIGHTS. Subject to the terms of this Agreement, ArQule hereby grants to APB and its Affiliates the following licenses:

     (i) a worldwide, royalty-bearing, non-exclusive license, without the right to grant sublicenses, under the ArQule Patent Rights and other rights in the ArQule Technology, to develop, make, use, sell, import and distribute Licensed Products and to develop and provide Licensed Services in the field of Chromatographic Bioseparations;

     (ii) a worldwide, royalty-bearing, non-exclusive license under the ArQule Patent Rights and other rights in the ArQule Technology (i) to have a third party manufacture bulk quantities of ArQule Compounds for incorporation into Media Products and (ii) to have a third party manufacture Media Products; and

    (iii) a worldwide, royalty-bearing, exclusive license, without the right to grant sublicenses, under the ArQule Patent Rights and other rights in the ArQule Technology to use ArQule Compounds to develop Licensed Products, provide Licensed Services, and sell ArQule Compounds that are incorporated into Media Products; provided, however, that ArQule expressly excludes from this license grant and reserves to itself all rights in and to ArQule Compounds under the ArQule Patent Rights and other rights in ArQule Technology for its own internal programs for applications outside the field of Chromatographic Bioseparations, including without limitation pharmaceutical applications, without payment to APB.

     3.2. RIGHTS TO APB TECHNOLOGY AND APB PATENT RIGHTS. Subject to the terms of this Agreement, APB hereby grants to ArQule and its Affiliates a worldwide, royalty-bearing, non-exclusive license, with the right to grant sublicenses, under the APB Patent Rights and other rights in the APB Technology, to the extent necessary to enable ArQule to practice ArQule Patent Rights or Joint Patent Rights that constitute Collaboration Patent Rights or to use ArQule Technology or Joint Technology that constitutes Collaboration Technology in any field other than the field of Chromatographic Bioseparations.

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     3.3. USE OF JOINT TECHNOLOGY.

        3.3.1. APB RIGHTS. Subject to the terms of this Agreement, APB and its Affiliates shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose in the field of Chromatographic Bioseparations, with payment to ArQule in accordance with Section 5.5. APB and its Affiliates shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose outside the field of Chromatographic Bioseparations, without payment to ArQule.

        3.3.2. ARQULE RIGHTS. Subject to the terms of this Agreement, ArQule and its Affiliates and sublicensees shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose in the field of Chromatographic Bioseparations, with payment to APB in accordance with
Section 5.11. ArQule and its Affiliates and sublicensees shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose outside of the field of Chromatographic Bioseparations, without payment to APB.

4. TECHNOLOGY TRANSFER.

     4.1. TECHNOLOGY TRANSFER PLAN. The parties have established a Technology Transfer Plan, set forth on EXHIBIT A, pursuant to which ArQule shall transfer to APB, and APB shall accept, certain identified ArQule Technology. Each party agrees to use commercially reasonable efforts to fulfill its obligations under the Technology Transfer Plan; provided, however, that notwithstanding anything to the contrary in this Agreement (i) ArQule shall have no further obligation to fulfill the Technology Transfer Plan after [*], (ii) ArQule shall have no obligation to commit more than [*] full-time equivalents ("FTEs") to the project during the period from the Effective Date through [*] (i.e., an effort equivalent to [*] individuals working full time on the Technology Transfer Plan during this period), and (iii) during the period from [*], ArQule shall have a limited obligation to provide reasonable technology transfer services subject to the availability of the requested personnel and subject to reimbursement from APB as set forth in Subsection 5.1.2.

     4.2. MANAGEMENT OF TECHNOLOGY TRANSFER.

        4.2.1. STEERING COMMITTEE. The parties hereby create a Steering Committee which shall consist of six (6) members, with three (3) members designated by each party, to manage the technology transfer activities under the Technology Transfer Plan. A party may change any of its members to the Steering Committee immediately upon written notice to the other party. If a member of the Steering Committee cannot attend a meeting for any reason, that member may appoint a substitute to attend the meeting in his or her place. The Steering Committee shall be responsible for oversight of the day-to-day conduct and progress of the Technology Transfer Plan and approval of all activities relating to the Technology Transfer Plan.

        4.2.2. DECISIONS. Either party may call a meeting of the Steering Committee on fifteen (15) days written notice to the other party, unless notice is waived by the other party. A

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quorum of the Steering Committee shall be present at any meeting of the Steering
Committee if every member or a duly appointed substitute are present at such meeting in person or by telephone. If a quorum exists at any meeting, the unanimous consent of all members of the Steering Committee present at such meeting is required to take any action on behalf of the Steering Committee. Unless otherwise specifically stated to the contrary herein, no individual party shall purport to act on behalf of the other party unless and then only to the extent authorized to do so by the Steering Committee.

        4.2.3. REPORTS. Within ten (10) days following each meeting of the Steering Committee, a member appointed by the Steering Committee shall prepare and send to the members of the Steering Committee a detailed written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Steering Committee.

        4.2.4 DEADLOCK. In the event that the Steering Committee cannot reach agreement with respect to any matter that is subject to its decision-making authority, then the matter shall be referred to the dispute resolution procedure described in Section 9.12.

5. PAYMENTS.

     5.1. FEES.

          5.1.1. COMPOUND TRANSFER. In consideration of the transfer of certain ArQule Compounds to APB under the Technology Transfer Plan, APB shall pay ArQule a fee of [*] within [*] after the Effective Date.

          5.1.2. SERVICES. In the event that APB uses technology transfer services from ArQule after [*] as described in Section 4.1. above, APB shall pay ArQule for such services at the rate of [*] per ArQule FTE.

     5.2. ROYALTIES ON MEDIA PRODUCTS. In consideration of the licenses under ArQule Technology granted to APB under this Agreement and the technology transfer provided to APB pursuant to this Agreement, APB shall pay ArQule a royalty [*]:

        [*]                                    [*]

        [*]                                    [*]
        [*]                                    [*]
        [*]                                    [*]


provided, that, [*], the annual royalty [*]. By way of example, but not limitation, if [*], APB shall pay ArQule a royalty of [*].

     5.3. ADJUSTMENTS TO ROYALTY PAYMENTS. At the commencement of each calendar year APB will estimate the total annual Net Sales for each Media Product anticipated to be sold by


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APB during such calendar year, and thereby determine the royalty percentage that will apply to the total annual Net Sales of such Media Product during such calendar year. After the end of each calendar year, APB will provide, together with the first quarterly report due pursuant to Section 5.6, a written report setting forth the total actual annual Net Sales for each such Media Product in such calendar year, reconciling the royalties paid by APB during such calendar year with the royalties actually due from APB. Together with said report, APB will either make a payment to ArQule or issue to ArQule an invoice for any overpayments. All invoices provided for under this Section 5.3 shall be stated, and all amounts payable thereunder shall be paid in United States dollars as provided in Section 5.7.

     5.4. DURATION OF ROYALTY OBLIGATION. APB's obligation to pay royalties on the annual Net Sales of Media Products pursuant to Section 5.2 shall continue for as long as such Media Products are being sold.

     5.5. ROYALTIES ON OTHER LICENSED PRODUCTS OR LICENSED SERVICES. If APB wishes to develop, market or sell Licensed Products other than Media Products or Licensed Services other than services in the development or support of Media Products, APB shall notify ArQule in writing and promptly thereafter the parties shall enter into good faith negotiations to arrive at commercially reasonable financial terms, including a royalty, for the development and commercialization of such Licensed Products or Licensed Services. Until such terms are established, APB will not have the right to develop, market or sell such Licensed Products or Licensed Services.

     5.6. REPORTS. Within sixty (60) days after the conclusion of each Royalty Period, APB shall deliver to ArQule a report containing the following information:

     (i) gross sales of Licensed Products and Licensed Services by APB during the applicable Royalty Period in each country of sale;

     (ii) adjustments and calculation of Net Sales for each Licensed Product and Licensed Service for the applicable Royalty Period in each country of sale;

    (iii) total Net Sales of each Licensed Product and Licensed Service together with the exchange rates used for conversion; and

     (iv) total royalty payment due for the Royalty Period for each Licensed Product and Licensed Service.

     If no payment is to be made by APB for any reporting period, the report shall so state. All such reports shall be considered Confidential Information under this Agreement. Concurrent with this report, APB shall remit to ArQule any payment due for the applicable Royalty Period.

     5.7. PAYMENTS IN U.S. DOLLARS. Subject to Section 5.8., all payments due under this Article 5 shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the WALL


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STREET JOURNAL) on the last working day of the calendar quarter preceding the applicable Royalty Period. Such payments shall be without deduction of exchange, collection, or other charges.

     5.8. PAYMENTS IN OTHER CURRENCIES. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, APB shall give ArQule prompt written notice of such restriction, which notice shall satisfy the payment deadlines described in Section 5.6. APB shall pay any amounts due ArQule through whatever lawful methods ArQule reasonably designates; provided, however, that if ArQule fails to designate such payment method within thirty (30) days after being notified of the restriction, APB may deposit such payment in local currency to the credit of ArQule in a recognized banking institution selected by APB and identified by written notice to ArQule, and such deposit shall fulfill all obligations of APB to the other party with respect to such payment.

     5.9. RECORDS. APB shall maintain complete and accurate records of (i) Licensed Products and Licensed Services sold or provided and (ii) any royalties payable to ArQule in relation to each such Licensed Product and Licensed Service, which records shall contain sufficient information to permit ArQule to confirm the accuracy of any reports delivered under Section 5.6. APB shall retain such records relating to a given Royalty Period for at least five (5) years after the conclusion of that Royalty Period, during which time ArQule shall have the right, at its expense, to cause an independent, certified public accountant to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to ArQule any information other than information relating to accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of [*] in any Royalty Period, APB shall bear the full cost of such audit. ArQule may exercise its rights under this Section only once every year and only with reasonable prior notice to APB.

     5.10. LATE PAYMENTS. Any payments by APB that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [*] above the Prime Rate of interest as reported in the WALL STREET JOURNAL on the date payment is due, with interest calculated based on the number of days that payment is delinquent.

     5.11. PAYMENTS BY ARQULE. If ArQule wishes to develop, market or sell products or services for which a royalty or other payment is due to APB pursuant to Section 3.3.2., ArQule shall notify APB in writing and promptly thereafter the parties shall enter into good faith negotiations to establish a definitive license agreement on commercially reasonable financial terms for the development and commercialization of such products or services. Until the parties execute a definitive license agreement, ArQule will not have the right to develop, market or sell such products or services.

6. CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS.

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     6.1. CONFIDENTIAL INFORMATION.

          6.1.1. DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information shall mean any technical or business information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement. Such Confidential Information may include, without limitation, the use of a chemical compound, as well as trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, Steering Committee reports or minutes, product and marketing plans, and customer and supplier information.

          6.1.2. OBLIGATIONS. The Receiving Party agrees that it shall:

     (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

     (ii) use all Confidential Information solely for the purposes set forth in this Agreement; and

    (iii) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

          6.1.3. EXCEPTIONS.  The obligations of the Receiving Party under
Section 6.1.2. above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

     (i) was in the public domain prior to the time of its disclosure under this Agreement;

     (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

    (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information;

     (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or


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     (v)  is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided, that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     6.2. PROPRIETARY MATERIALS.

          6.2.1. DEFINITION OF PROPRIETARY MATERIALS. "Proprietary Materials" means any tangible chemical, biological, or physical materials that are furnished by one party (the "Materials Provider") to the other party (the "Materials Recipient") in connection with this Agreement regardless of whether such materials are specifically designated as proprietary to the Materials Provider, including without limitation all ArQule Compounds. The Materials Provider shall furnish such Proprietary Materials to the Materials Recipient in a mutually acceptable form, including appropriate labelling and packaging.

          6.2.2. LIMITED USE. The Materials Recipient shall use the Proprietary Materials solely for the purposes set forth in this Agreement. The Materials Recipient shall use the Proprietary Materials only in compliance with all applicable governmental laws and regulations, and not for any IN VIVO experiments on human subjects. The Materials Recipient assumes all liability for damages that may arise from the use, storage, or disposal of any Proprietary Materials. The Materials Provider will not be liable to the Materials Recipient for any loss, claim, or demand made by Materials Recipient, or made against the Materials Recipient by any other party, due to or arising from the use, storage, or disposal of any Proprietary Materials by the Materials Recipient, and the Materials Recipient agrees, to the extent allowed under applicable law, to defend, indemnify, and hold the Materials Provider harmless from and against any such losses, claims, or demands, except to the extent caused by the gross negligence or willful misconduct of the Materials Provider.

          6.2.3. LIMITED DISPOSITION. Except as otherwise expressly provided herein, the Materials Recipient shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of the Materials Provider, which consent may be withheld at the sole discretion of the Materials Provider.

          6.2.4. APPLICABLE LAWS AND REGULATIONS. The Materials Recipient agrees to comply with all federal, state, and local laws and regulations applicable to the use, storage, disposal, and transfer of Proprietary Materials furnished by the Materials Provider, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular, 40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, all Export Administration Regulations of the U.S. Department of Commerce, and equivalent laws and regulations in countries outside the United States. The Materials Recipient assumes sole responsibility for any violation of such laws or regulations by the Materials Recipient, its employees or its consultants.

     6.3. RETURN OF CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS.


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          6.3.1. CONFIDENTIAL INFORMATION. Upon the termination of this
Agreement, at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

          6.3.2. PROPRIETARY MATERIALS. Upon the termination of this Agreement, the Materials Recipient shall, at the instruction of the Materials Provider, either destroy or return any unused Proprietary Materials.

     6.4. EXCEPTION FOR CUSTOMER DISCLOSURES. Notwithstanding anything to the contrary in this Article 6, APB shall have the right to disclose and transfer to its customers ArQule Compounds, as well as derivatives and analogs of ArQule Compounds, that have demonstrated binding affinity for a Biomolecule in connection with the development of a Media Product. Moreover, in the event that APB determines that additional disclosure or transfer of ArQule Compounds to its customers is necessary or desirable for providing Licensed Products or Licensed Services, ArQule shall not unreasonably withhold consent to such disclosure or transfer. APB agrees that all disclosures of ArQule Confidential Information or transfer of ArQule Proprietary Materials under this Section 6.4. shall be covered by an agreement between APB and the customer that contains terms and conditions that are substantially similar to the provisions of this Article 6.

     6.5. SURVIVAL OF OBLIGATIONS. The obligations set forth in this Article 6 shall remain in effect for a period of five (5) years after termination of this Agreement, except that the obligations of the Receiving Party to return Confidential Information to the Disclosing Party and the obligations of the Materials Recipient to return or destroy Proprietary Materials received from the Materials Provider shall survive until fulfilled.

7. TERM AND TERMINATION.

     7.1. TERM. This Agreement shall commence on the Effective Date and, unless sooner terminated pursuant to this Article 7, shall expire on a Licensed Product-by-Licensed Product or Licensed Service-by-Licensed Service basis and country-by-country basis, upon the date of the last sale of such Licensed Product or the last provision of a Licensed Service in such country.

     7.2. EVENTS OF DEFAULT.

          7.2.1. DEFAULT BY EITHER PARTY. Subject to Section 7.2.2., an Event of Default by either party shall have occurred upon (i) the occurrence of a breach of a material term of this Agreement (other than a material breach described in clause (ii) hereof or in Section 7.2.2.) if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party or (ii) the bankruptcy, insolvency, dissolution or winding up of a party.

          7.2.2. DEFAULT BY APB. An Event of Default by APB shall have occurred if (i) APB fails to make payments due hereunder within thirty (30) days after ArQule delivers written notice thereof to APB specifying such failure and its claim of right to terminate, unless APB makes such payments plus interest within such thirty (30) day period.

     7.3. EFFECT OF AN EVENT OF DEFAULT.

          7.3.1. REMEDIES AVAILABLE TO ARQULE. If an Event of Default described in Section 7.2.1. or 7.2.2. occurs relating to APB, and APB fails to cure such default during any applicable cure period, ArQule shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, and subject to the limitations of
Section 9.12, to terminate this Agreement upon written notice thereof to APB.

          7.3.2. REMEDIES AVAILABLE TO APB. If an Event of Default described in
Section 7.2.1. occurs relating to ArQule, and ArQule fails to cure such default during any applicable cure period, APB shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, and subject to the limitations of Section 9.12, to terminate this Agreement upon written notice thereof to ArQule.

     7.4. SURVIVAL. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 5 (with respect to payment obligations that accrue prior to the effective date of termination), 6, and 8, and Sections 9.8., 9.10., and 9.12. shall survive the expiration or termination of this Agreement

8. INDEMNIFICATION AND INSURANCE.

     8.1. APB INDEMNIFICATION. APB (the "Indemnifying Party") shall indemnify and hold harmless ArQule, and its directors, officers, employees and agents (collectively, the "Indemnitees") from and against all claims, expenses or liability of whatever nature arising from or alleged to arise from (i) any default, act, omission or negligence of the Indemnifying Party, its agents or employees, or others exercising rights by, through, or under the Indemnifying Party, or the failure of the Indemnifying Party or such persons to comply with any applicable laws, rules, regulations, codes, ordinances or directives of governmental authorities, in each case to the extent the same are related, directly or indirectly, to the licenses described herein, and/or the sale of Licensed Products and/or the provision of Licensed Services; or (ii) any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any Licensed Product sold or Licensed Service rendered by such party; provided, however, that in no event shall the Indemnifying Party be obligated under this section to indemnify an Indemnitee where such claim, expense or liability results solely from any omission, fault, negligence, or other misconduct of such Indemnitee.

     8.2. ARQULE INDEMNIFICATION. ArQule (the "Indemnifying Party") shall indemnify and hold harmless APB, and its directors, officers, employees and agents (collectively, the "Indemnitees") from and against all claims, expenses or liability of whatever nature arising from or alleged to arise from (i) any default, act, omission or negligence of the Indemnifying Party, its agents or employees, or others exercising rights by, through, or under the Indemnifying Party, or the failure of the Indemnifying Party or such persons to comply with any applicable laws, rules, regulations, codes, ordinances or directives of governmental authorities, in each case to the extent the same are related, directly or indirectly, to the licenses set forth in Section 3.2.; or
(ii) any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any product or service rendered by such party pursuant to the licenses granted under Section 3.2.; provided, however, that in no event shall the Indemnifying Party be obligated under this section to indemnify an Indemnitee where such claim, expense or liability results solely from any omission, fault, negligence, or other misconduct of such Indemnitee.

     8.3. PROCEDURE. The Indemnitees agree to provide the Indemnifying Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. If an Indemnitee fails to provide such notice within a reasonable time, and if such failure prejudicially affects the ability of the Indemnifying Party to defend such action, the Indemnifying Party shall be relieved of its liability to such Indemnitee under this Article 8. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitees to defend against any such claim. The Indemnitees shall cooperate fully with the Indemnifying Party in such defense and will permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. The Indemnifying Party agrees to keep the other party informed of the progress in the defense and disposition of such claim and to consult with such party with regard to any proposed settlement.

     8.4. INSURANCE. APB shall maintain adequate product liability insurance with respect to development, manufacture, and sale of Licensed Products and Licensed Services by APB in such amount as it customarily maintains with respect to sales of its other products, and in no event less than a reasonable amount. APB shall maintain such insurance for so long as it continues to manufacture or sell Licensed Products and/or to provide Licensed Services, and thereafter for so long APB customarily maintains such insurance for itself covering such manufacture or sale.

9. MISCELLANEOUS.

     9.1. PUBLICITY. Neither party shall make any press release, advertising, promotional sales literature, or other promotional oral or written statements to the public in connection with this Agreement, or having or containing any reference to ArQule or APB, without the prior written approval of the other party, except for restatements of previously-approved statements and disclosures required by applicable law or regulation.

     9.2. RELATIONSHIP OF PARTIES. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.

     9.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     9.4. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

     9.5. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

     9.6. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either of the parties may assign this Agreement to an Affiliate or successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

     9.7. FORCE MAJEURE. Neither party will be responsible for delays resulting from acts beyond the control of such party, provided, that the non-performing party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

     9.8. NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

     If to APB:

                Amersham Pharmacia Biotech AB
                S-751-84 Uppsala
                Sweden
                Attention: Peter Ehrenheim
                Telephone: +46 18 612 0000
                Facsimile: +46 18 612 1809
     with a copy (which shall not constitute notice) to:

                Ulf Lundberg
                General Counsel
                Amersham Pharmacia Biotech
                S-751-84 Uppsala
                Sweden
                Telephone: +46 18 612 0001
                Facsimile: +46 18 612 1810

     If to ArQule:

                ArQule, Inc.
                19 Presidential Way
                Woburn, MA 01801
                Attn: President
                Telephone: (781) 994-0300
                Facsimile: (781) 503-0009

     with a copy (which shall not constitute notice) to:

                ArQule, Inc.
                19 Presidential Way
                Woburn, MA 01801
                Attn: Legal Department
                Telephone: (781) 994-0300
                Facsimile: (781) 994-0676

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section 9.8.

     9.9. AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     9.10. GOVERNING LAW. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware irrespective of any conflict of laws principles.

     9.11. SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

     9.12. DISPUTE RESOLUTION. Any disputes between the parties that arise under or relate to this Agreement and are not resolved by the Steering Committee shall be resolved in accordance with the following procedures. The parties shall first attempt in good faith to resolve the matter among themselves. If the matter remains unresolved after a period of thirty (30) days after the dispute first arose, the dispute shall be referred to the Chief Executive Officers of each party, who shall meet at a mutually acceptable time and location. If the matter remains unresolved within sixty (60) days after the dispute first arose, the matter will be finally settled by binding arbitration as follows. The parties will submit the matter to binding arbitration in accordance with the then current Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration, with the exception that the arbitration shall be conducted in New York, New York by a sole arbitrator. Judgment upon the award rendered by the arbitrator may be entered and enforced in any court having jurisdiction thereof.

        9.13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings including, without limitation, the Prior Agreements.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


AMERSHAM PHARMACIA                          ARQULE, INC.
BIOTECH AB



By: /s/ Ulf Lundberg                        By: /s/ Stephen A. Hill
    --------------------------------            --------------------------------
Name: Ulf Lundberg                          Name: Stephen A. Hill
     -------------------------------             -------------------------------
Title: VP-Legal                             Title: CEO
     -------------------------------             -------------------------------

                                   EXHIBIT A

                            Technology Transfer Plan
                            ------------------------
                                  July 7, 2000


     [*]












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*Confidential treatment has been requested for the marked portion.